EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 13, 2007, in the Registration Statement (Form S-1) and related Prospectus of Capella Education Company for the registration of its common stock.
Minneapolis, Minnesota
March 21, 2007